Exhibit 3.1

SECOND AMENDED AND RESTATED BYLAWS

OF

CHAPARRAL ENERGY, INC.

(a Delaware corporation, hereinafter called the “Corporation”)

Effective as of December 20, 2019

ARTICLE I

OFFICES AND RECORDS

Section 1.1 Registered Office. The registered office of the Corporation, and the registered agent of the Corporation at such address, shall initially be as fixed in the Corporation’s certificate of incorporation (as amended and/or restated from time to time, the “Certificate of Incorporation”). The registered office or registered agent of the Corporation may thereafter be changed from time to time by action of the board of directors of the Corporation (the “Board of Directors”).

Section 1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 1.3 Books and Records.

(a) The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

(b) The Corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws, as may be amended to date, minute books, accounting books and other records.

(c) Any such records maintained by the Corporation may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. When records are kept in such manner, a clearly legible paper form produced from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper form accurately portrays the record. The Corporation shall so convert any records so kept upon the request of any person or entity entitled to inspect such records pursuant to the provisions of the Certificate of Incorporation, these bylaws or applicable law.

ARTICLE II

STOCKHOLDERS

Section 2.1 Place of Meetings. Meetings of stockholders of the Corporation shall be held at any place, if any, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders of the Corporation shall not be held at any place, but may instead be held solely by means of remote communication. In the absence of notice to the contrary, meetings of the stockholders of the Corporation shall be held at the principal executive office of the Corporation.

Section 2.2 Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date and at such place, if any, and/or by the means of remote communication, and time as may be fixed by resolution of the Board of Directors from time to time. At the annual meeting of the stockholders of the Corporation, directors shall be elected and any other business may be transacted which is properly brought before the annual meeting in accordance with the procedures set forth in Section 2.14 of these bylaws. Failure to hold any annual meeting as aforesaid shall not constitute, be deemed to be or otherwise effect a forfeiture or dissolution of the Corporation nor shall such failure affect otherwise valid corporate acts.

Section 2.3 Special Meetings. Except as otherwise required by law or provided in the instrument of designation of any series of preferred stock of the Corporation, special meetings of stockholders of the Corporation may be called at any time and from time to time only upon the written request (stating the purpose or purposes of the meeting) of (a) the Board of Directors (by a vote of a majority of the Whole Board or, in the event the number of authorized directors on the Whole Board is an even number, by a vote of at least half of the Whole Board), (b) the Chairman of the Board or (c) the holders of a majority of the total voting power of all the shares of the Corporation entitled to vote generally in the election of directors. Special meetings of the stockholders of the Corporation may not be called by any person, group or entity other than those specifically enumerated in this Section 2.3. The Board of Directors (by a vote of a majority of the Whole Board) shall determine the date, time, and place, if any, and/or means of remote communication, of any special meeting, which shall be stated in a notice of meeting delivered by the Board of Directors. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation, or any class or series of thereof, shall be given in the manner provided in these bylaws. No business may be transacted at any special meeting of the stockholders of the Corporation other than the business specified in the notice of such meeting.

Section 2.4 Chairman of the Meeting; Conduct of Meetings; Inspection of Elections.

(a) Meetings of stockholders of the Corporation shall be presided over by the chairman of the meeting, who shall be the Chairman of the Board or, in the absence thereof, such person as the Chairman of the Board shall appoint, or, in the absence thereof or in the event that the Chairman of the Board shall fail to make such appointment, any officer of the Corporation appointed by the Board of Directors.

(b) The secretary of any meeting of the stockholders of the Corporation shall be the Secretary or Assistant Secretary, or in the absence thereof, such person as the chairman of the meeting appoints. The secretary of the meeting shall keep the minutes thereof.

(c) The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders of the Corporation as it shall deem necessary, appropriate or convenient from time to time. Subject to such rules and regulations, if any, the chairman of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all acts as, in the judgment of such chairman, are necessary, appropriate or convenient (and not inconsistent with the Certificate of Incorporation or these bylaws) for the proper conduct of the meeting, including, without limitation, establishing an agenda of business of the meeting, recognizing stockholders entitled to speak, calling for the necessary reports, stating questions and putting them to a vote, calling for nominations, announcing the results of voting, establishing rules or regulations to maintain order, imposing restrictions on entry to the meeting after the time fixed for commencement thereof and the fixing of the date and time of the opening and closing of the polls for each matter upon which the stockholders of the Corporation will vote at a meeting (and shall announce such at the meeting).

(d) If required by law, the Board of Directors shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at a meeting of stockholders of the Corporation and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders of the Corporation, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have such other duties as may be prescribed by law.

Section 2.5 Notice.

(a) Whenever stockholders of the Corporation are required or permitted to take any action at a meeting (whether special or annual), written notice (unless oral notice is reasonable under the circumstances) stating the place (if any), date, and time of the meeting, the means of remote communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of special meetings, the purpose or purposes of such meeting, shall be given to each stockholder of the Corporation entitled to vote at such meeting not fewer than ten (10) nor more than sixty (60) days before the date of the meeting except as otherwise required by law, the Certificate of Incorporation or these bylaws. In the case of an annual meeting, the notice need not state the purpose or purposes of the meeting unless the Certificate of Incorporation or the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended from time to time, the “DGCL”) requires the purpose or purposes to be stated in the notice of the meeting.

(b) All such notices shall be delivered in writing (unless oral notice is reasonable under the circumstances) or by a form of electronic transmission if receipt thereof has been consented to by the stockholder to whom the notice is given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If given by facsimile telecommunication, such notice shall be deemed to be delivered when directed to a number at which the stockholder has consented to receive notice by facsimile. Subject to the limitations of Section 2.6 of these bylaws, if given by electronic transmission, such notice shall be deemed to be delivered: (i) by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (ii) if by a posting on an electronic network together with separate written notice to the stockholder of such specific posting delivered by electronic mail or by United States mail, postage prepaid, addressed to the stockholder at such stockholder’s address as it appears on the records of the Corporation, upon the later of (x) such posting and (y) the giving of such separate notice; and (iii) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary, the transfer agent of the Corporation or any other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c) Whenever notice is required to be given under any provisions of the DGCL, the Certificate of Incorporation or these bylaws, a written waiver thereof, signed by the stockholder entitled to notice, or a written waiver by electronic transmission by the person or entity entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders of the Corporation need be specified in any waiver of notice of such meeting.

(d) Attendance of a stockholder of the Corporation at a meeting of such stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

(e) Whenever notice is required to be given under the DGCL, the Certificate of Incorporation or these bylaws to any stockholder with whom communication is unlawful, the giving of such notice to such stockholder shall not be required, and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such stockholder. Any action or meeting which shall be taken or held without notice to any such stockholder with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.

Section 2.6 Notice by Electronic Delivery. Without limiting the manner by which notice otherwise may be given effectively to stockholders of the Corporation pursuant to the DGCL, the Certificate of Incorporation or these bylaws, any notice to stockholders of the Corporation given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder of the Corporation to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Secretary. Any such consent shall be deemed revoked if: (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices of meetings or of other business given by the Corporation in accordance with such consent; and (ii) such inability becomes known to the Secretary or an Assistant Secretary or to the transfer agent or other person responsible for the giving of notice. However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. For purposes of these bylaws, except as otherwise limited by applicable law, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 2.7 Stockholders List. The officer having charge of the stock ledger of the Corporation shall make, at least ten (10) days before every meeting of the stockholders of the Corporation, a complete list of the stockholders entitled to vote at such meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, showing the address of (and any form of electronic transmission consented to by) each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder of the Corporation for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of the meeting; and/or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Refusal or failure to prepare or make available the stockholder list shall not affect the validity of any action taken at a meeting of stockholders of the Corporation.

Section 2.8 Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders of the Corporation. If a quorum is not present, the chairman of the meeting or the holders of a majority in voting power of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another place, if any, date and time. When a quorum is once present to commence a meeting of the stockholders of the Corporation, it is not broken by the subsequent withdrawal of any stockholders or their proxies.

Section 2.9 Adjournment and Postponement of Meetings.

(a) Any meeting of the stockholders of the Corporation, whether or not a quorum is present, may be adjourned to be reconvened at a specific date, time, place (if any) and/or by means of remote communication (if any) by the holders of a majority in voting power of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote at the meeting or, unless contrary to any provision of the Certificate of Incorporation, these bylaws or applicable law, the Chairman of the Board or the Board of Directors. When a meeting of the stockholders of the Corporation is adjourned to another date, time, place (if any), and/or by means of remote communication (if any), notice need not be given of the adjourned meeting if the date, time and place (if any) thereof, and/or the means of remote communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30)

days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

(b) Any previously scheduled meeting of the stockholders of the Corporation may be postponed, and (unless contrary to applicable law or the Certificate of Incorporation) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public announcement or notice given to the stockholders prior to the date previously scheduled for such meeting of stockholders.

(c) For purposes of these bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, PR Newswire or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.

Section 2.10 Vote Required. When a quorum is present, the affirmative vote of the majority in voting power of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders of the Corporation, unless the question is one upon which, by express provisions of applicable law, the Certificate of Incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or pursuant to any regulation applicable to the Corporation or its securities, or the instrument of designation of any series of preferred stock of the Corporation, a different or additional vote is required or provided for, in which case such express provision shall govern and control the decision of such question. Where a separate vote by class or series is required or provided for, when a quorum is present, the affirmative vote of a majority in voting power of the shares of capital stock of the Corporation of such class or series present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of such class or series of stockholders, unless the question is one upon which, by express provisions of applicable law, the Certificate of Incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or pursuant to any regulation applicable to the Corporation or its securities, or the designation of any series of preferred stock of the Corporation, a different vote is required or provided for, in which case such express provision shall govern and control the decision of such question.

Section 2.11 Voting Rights. Except as otherwise provided by applicable law, each stockholder of the Corporation shall be entitled to that number of votes for each share of capital stock of the Corporation held by such stockholder as set forth in the Certificate of Incorporation or, in the case of preferred stock of the Corporation, in the instrument of designation thereof.

Section 2.12 Proxies. Each stockholder entitled to vote at a meeting of stockholders of the Corporation may authorize another person or entity to act for such stockholder by proxy in such manner as prescribed under the DGCL, but no such proxy shall be voted or acted upon after three (3) years from its date unless such proxy expressly provides for a longer period. At each meeting of the stockholders of the Corporation, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the Secretary or a person designated by the Secretary, and no shares may be represented or voted under a proxy that has been found (in the reasonable determination of the Secretary or such designee) to be invalid or irregular. Reference by the Secretary in the minutes of the meeting to the regularity of a proxy shall be received as prima facie evidence of the facts stated for the purpose of establishing the presence of a quorum at such meeting and for all other purposes. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the applicable provisions of the DGCL and, without limiting the foregoing, a duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

Section 2.13 Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day immediately preceding the day on which notice is given, or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not (i) precede the date upon which the resolution fixing the record date is adopted, or (ii) be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) Unless such action in writing without a meeting is otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Unless such action in writing without a meeting is otherwise restricted by the Certificate of Incorporation, if no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 2.14 Advance Notice of Stockholder Business.

(a) Only such business shall be conducted before a meeting of the stockholders of the Corporation as shall have been properly brought before such meeting. To be properly brought before an annual or special meeting of the stockholders of the Corporation, from and after the date Common Stock (as defined in the Certificate of Incorporation) is listed, whether in connection with an initial public offering of the Common Stock or otherwise, on a U.S. national securities exchange registered with the Securities and Exchange Commission and any governmental body or agency succeeding to the functions thereof (a “Public Listing”), business must be: (i) with respect to any annual meeting, (A) specified in the notice of meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors or a duly authorized committee of the Board of Directors; (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors or a duly authorized committee of the Board of Directors; or (C) otherwise properly brought before the meeting by any stockholder (1) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.14 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (2) who complies with the notice procedures set forth in this Section 2.14; and

(b) (ii) with respect to any special meeting, specified in the notice of meeting (or any supplement or amendment thereto) given to the stockholders of the Corporation by the Board of Directors pursuant to and in accordance with Section 2.3. For the avoidance of doubt, the provisions in this Section 2.14 shall not apply prior to completion of a Public Listing.

(c) For such business to be considered properly brought before the meeting by a stockholder of the Corporation, such stockholder must, in addition to any other applicable requirements, have given timely notice thereof in proper written form to the Secretary. To be timely with respect to any annual meeting, a stockholder’s notice to the Secretary must be delivered to or mailed and received by the Secretary at the principal executive office of the Corporation no fewer than ninety (90) and no more than one hundred twenty (120) days prior to the first (1st) anniversary of the immediately preceding annual meeting of the stockholders of the Corporation; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made, whichever occurs first. To be timely with respect to any special meeting, a stockholder’s notice to the Secretary must be delivered or mailed and received by the Secretary at the principal executive office of the Corporation not less than sixty (60) days prior to the date of such meeting; provided, however, that in the event that less than seventy (70) days’ notice of the date of the meeting is given or made to stockholders, to be timely a stockholder’s notice must be delivered or mailed and received by the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice or public announcement of the date of such special meeting is mailed or made (as applicable) by the Corporation. In no event shall the public announcement of an adjournment or postponement of an announced meeting commence a new time period (or extend any time period) for the giving of a stockholders notice as provided in this Section 2.14.

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (B) the class or series and number of shares of capital stock of the Corporation which are directly or indirectly (including through any derivative arrangement) owned (1) beneficially and (2) of record by such stockholder and by such beneficial owner, (C) a description of all arrangements or understandings between such stockholder or such beneficial owner and any other person or entity (including, without limitation, their names) in connection with the ownership of the capital stock of the Corporation and the proposal of such business by such stockholder and such beneficial owner, and any material interest (financial or otherwise) of such stockholder or such beneficial owner in such business, (D) whether either such stockholder or beneficial owner intends to deliver a form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to approve the proposal and (E) if the Corporation is then subject to Section 14(a) of the Exchange Act, any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filing required to be made in connection with a solicitation of proxies for the proposal pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and (iii) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice. As used herein, shares “beneficially owned” by a person (and phrases of similar import) shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act, including, without limitation, shares which are beneficially owned, directly or indirectly, by any other person with which such person has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of the capital stock of the Corporation.

(e) The chairman of a meeting of the stockholders of the Corporation shall determine and declare at such meeting whether the stockholder proposal was made in accordance with the terms of this Section 2.14. If the chairman of the meeting determines that such proposal was not properly brought before the meeting in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the proposal was not properly brought before the meeting and the business of such proposal shall not be transacted.

(f) This provision shall not prevent the consideration and approval or disapproval at any annual or special meeting of reports of officers, directors and committees of the Board of Directors, but in connection with such reports, no new business shall be acted upon at such meeting unless stated, filed and received as herein provided.

(g) In addition, notwithstanding anything in this Section 2.14 to the contrary, a stockholder of the Corporation intending to nominate one or more persons for election as a director at an annual or special meeting of stockholders must comply with Section 2.15 of these bylaws for such nomination to be properly brought before such meeting.

(h) For purposes of this Section 2.14, any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within ninety (90) days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no business may be brought before any such reconvened meeting unless pursuant to a notice of such business which was timely for the meeting and properly presented as determined as of the date originally scheduled.

Section 2.15 Advance Notice of Director Nominations.

(a) Unless otherwise required by applicable law or the Certificate of Incorporation, from and after the date on which the Corporation completes a Public Listing, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the instrument of designation of any series of preferred stock of the Corporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors of the Corporation, who shall be nominated as provided therein. For the avoidance of doubt, the provisions in this Section 2.15 shall not apply prior to completion of a Public Listing.

(b) Nominations of persons for election to the Board of Directors shall be made only at an annual or special meeting of stockholders of the Corporation called for the purpose of electing directors and must be (i) specified in the notice of meeting (or any supplement or amendment thereto) and (ii) made by (A) the Board of Directors or a duly authorized committee of the Board of Directors (or at the direction thereof) or (B) made by any stockholder of the Corporation (1) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.15 and on the record date for the determination of stockholders entitled to vote at such meeting and (2) who complies with the notice procedures set forth in this Section 2.15.

(c) In addition to any other applicable requirements, for a nomination to be made by a stockholder of the Corporation, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive office of the Corporation: (i) in the case of an annual meeting of the stockholders of the Corporation, no fewer than ninety (90) nor more than one hundred twenty (120) days prior to the first (1st) anniversary of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made, whichever occurs first, and (ii) in the case of a special meeting of stockholders of the Corporation called for the purpose of electing directors, not less than sixty (60) days prior to the meeting; provided, however, that in the event that less than seventy (70) days’ notice of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice or public announcement of the date of the meeting was mailed or made (as applicable). Notwithstanding anything to the contrary in the immediately preceding sentence, in the event that the number of directors to be elected to the Board of Directors is increased, a stockholder’s notice required by this Section 2.15 shall also be considered timely, but only with respect to nominees for any new positions created by such increase and only if otherwise timely notice of nomination for all other directorships was delivered by such stockholder in accordance with the requirements of the immediately preceding sentence, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which notice to the stockholders of the Corporation was given or public announcement was made by the Corporation naming all of the nominees for director or specifying the size of the increase in the number of directors to serve on the Board of Directors, even if such tenth (10th) day shall be later than the date for which a nomination would otherwise have been required to be delivered to be timely. In no event shall the public announcement of an adjournment or postponement of an announced meeting commence a new time period (or extend any time period) for the giving of a stockholders notice as provided in this Section 2.15.

(d) To be in proper written form, a stockholder’s notice to the Secretary pursuant to this Section 2.15 must set forth (i) as to each person whom the stockholder of the Corporation proposes to nominate for election as a director, (A) the name, age, business address, and residence address of such person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation which are directly or indirectly (including through any derivative arrangement) owned beneficially or of record by the person, and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with a solicitation of proxies for an election of directors pursuant to the Exchange Act and the rules and regulations promulgated thereunder if the Corporation were a reporting company under the Exchange Act, and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the director nomination is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner; (B) the class or series and number of shares of capital stock of the Corporation which are owned (1) beneficially and (2) of record by such stockholder and by such beneficial owner, (C) a description of all arrangements or understandings between such stockholder or such beneficial owner and any other person or entity (including, without limitation, their names) in connection with the ownership of the capital stock of the Corporation and the nomination of such nominee(s), and any material interest of such stockholder or such beneficial owner in such nomination(s), (D) whether either such stockholder or beneficial owner intends to deliver a form of proxy to holders of the Corporation’s voting shares to elect such nominee or nominees, (E) a representation that the stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (F) if the Corporation is then subject to Section 14(a) of the Exchange Act, any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filing required to be made in connection with a solicitation of proxies for an election of directors pursuant to the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected. The Corporation may require any nominee to furnish such other information (which may include meeting to discuss the information) as may reasonably be required by the Corporation to determine the eligibility of such nominee to serve as a director of the Corporation.

(e) If the chairman of a meeting of the stockholders of the Corporation determines that a nomination was not made in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

(f) Nothing in this Section 2.15 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 2.16 Action Without a Meeting. Until the date on which the Corporation completes a Public Listing, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Following the date on which the Corporation completes a Public Listing, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all the holders of outstanding stock of the Corporation entitled to vote thereon.

ARTICLE III

DIRECTORS

Section 3.1 General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors. In addition to the powers and authority expressly conferred upon it by these bylaws, the Board of Directors shall exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or any other legal agreement among stockholders of the Corporation, by the Certificate of Incorporation, or by these bylaws directed or required to be exercised or done by the stockholders of the Corporation.

Section 3.2 Number and Election.

(a) The total number of directors constituting the entire Board of Directors shall be not less than three (3) nor more than fifteen (15). Subject to the limits specified in the immediately preceding sentence, the exact number of directors shall be determined from time to time by the Board of Directors of the Corporation by a majority vote of the Whole Board (as defined below); provided, however, that in no case shall a decrease in the number of authorized directors constituting the Whole Board have the effect of removing or shortening the term of any incumbent director.

(b) Except as provided in Section 3.6 of these bylaws, a plurality of the votes cast at any annual meeting of stockholders of the Corporation or any special meeting of the stockholders of the Corporation properly called for the purpose of electing directors shall elect directors of the Corporation. Except as otherwise set forth in the instrument of designation of any class or series of preferred stock of the Corporation, no stockholder of the Corporation shall be entitled to cumulate votes on behalf of any candidate at any election of directors of the Corporation.

(c) All elections of directors of the Corporation shall be by written ballot, unless otherwise provided in the Certificate of Incorporation or authorized by the Board of Directors from time to time. If authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission; provided, however, that any such electronic transmission must be either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized.

Section 3.3 Term of Office. The term of office of directors shall expire at each annual meeting of stockholders, and in all cases as to each director until his or her successor shall be duly elected and qualified or until his or her earlier resignation, removal from office, death or incapacity.

Section 3.4 Removal. Subject to the rights, if any, of the holders of shares of any class or series of preferred stock of the Corporation then outstanding to remove directors as set forth in the instrument of designation of such preferred stock applicable thereto, any director or the entire Board of Directors of the Corporation may be removed from office, with or without cause, upon the affirmative vote of the holders of a majority of the total voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 3.5 Resignation. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

Section 3.6 Vacancies and Newly Created Directorships. Subject to the rights, if any, of the holders of shares of any class or series of preferred stock of the Corporation then outstanding to designate a director to fill a vacancy as set forth in the instrument of designation of such preferred stock applicable thereto, any vacancy on the Board of Directors resulting from any death, resignation, retirement, disqualification, removal from office, or newly created directorship resulting from any increase in the authorized number of directors or otherwise shall be filled only by the Board of Directors, acting by a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director and not by the stockholders. A director elected to fill a vacancy shall hold office for a term expiring at the annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. If there are no directors in office, then an election of directors shall be held in the manner provided by applicable law.

Section 3.7 Chairman of the Board. The Chairman of the Board shall be chosen from among the directors by a majority vote of the Whole Board. Any director elected as Chairman in accordance with this Section 3.7 shall hold such office until such director’s earlier death, resignation, retirement, disqualification or removal from office or the election of any successor by the Board of Directors from time to time. The Chairman of the Board shall preside at all meetings of the stockholders of the Corporation and shall have such other powers and perform such other duties (including, without limitation, as applicable, as an officer of the Corporation) as may be prescribed by the Board of Directors or provided in these bylaws.

Section 3.8 Designated Independent Director. The Designated Independent Director, if any, (a) shall be chosen from among the directors by a majority vote of the Whole Board (b) may not be removed from such role without a majority vote of the Whole Board. The Designated Independent Director shall have the right to (i) assist in the development of agendas for meetings of the Board of Directors and (ii) call meetings of the Board of Directors. Any Designated Independent Director shall hold such office until such director’s earlier death, resignation, retirement, disqualification or removal from office or the election of any successor by the Board of Directors from time to time.

Section 3.9 Meetings. Meetings of the Board of Directors may be held at such dates, times and places (if any) and/or by means of remote communication (if any) as shall be determined from time to time by the Board of Directors or as may be specified in a notice regarding a meeting of the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Designated Independent Director (if any), the Chief Executive Officer or President of the Corporation, or not less than a majority of the members of the Board of Directors and shall be called by the President or the Secretary if directed by the Chairman of the Board, the Designated Independent Director (if any), the Chief Executive Officer or President of the Corporation or not less than a majority of the members of the Board of Directors.

Section 3.10 Conduct of Meetings.

(a) Meetings of the Board of Directors shall be presided over by the chairman of the meeting, who shall be the Chairman of the Board or, in the discretion of the Board of Directors, such director as a majority of the directors present at such meeting shall appoint.

(b) The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of the Board of Directors as it shall deem necessary, appropriate or convenient.

Section 3.11 Notice.

(a) Unless the Certificate of Incorporation provides otherwise, (i) regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting at any date, time and place (if any) and/or means of remote communication (if any), as shall from time to time be determined by the Board of Directors, and (ii) unless waived by each of the directors entitled to notice thereof, special meetings of the Board of Directors shall be preceded by at least twenty-four (24) hours’ notice of the date, time and place (if any) and/or means of remote communication (if any). Any notice of a special or regular meeting of the Board of Directors shall be given to each director orally (either in person or by telephone), in writing (either by hand delivery, mail, courier or facsimile), or by electronic or other means of remote communication, in each case, directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records. Any oral notice may be communicated either to the director or to a person at the office of the director who the person giving notice has reason to believe will promptly communicate such notice to the director. If the notice is: (i) delivered personally by hand, by courier, or orally by telephone or otherwise, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by United States mail or courier service, it shall be deposited in the United States mail or with the courier at least three (3) business days before the time of the holding of the meeting.

(b) Whenever notice is required to be given under any provisions of the DGCL, the Certificate of Incorporation or these bylaws, a written waiver thereof, signed by the director entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

(c) Attendance of a director at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except when the director attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such director shall be conclusively presumed to have assented to any action taken at any such meeting unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action. Participation by means of remote communication, including, without limitation, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, shall constitute attendance in person at the meeting.

Section 3.12 Quorum and Adjournment. Subject to Section 3.6, a majority of the Whole Board shall constitute a quorum for the transaction of business at all meetings of the Board of Directors, except as otherwise provided by law or by the Certificate of Incorporation or these bylaws. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum is not present, the Chairman of the

Board or a majority of the directors present at the meeting may adjourn the meeting without further notice to another date, time and place (if any) and/or means of remote communications (if any). When a quorum is once present to commence a meeting of the Board of Directors, it is not broken by the subsequent withdrawal of any directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. As used in these bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exists any vacancies in previously authorized directorships. For example, if the Whole Board is seven authorized directors, then the vote of four directors shall constitute a majority of the Whole Board.

Section 3.13 Vote Required. Subject to the Certificate of Incorporation, these bylaws, the DGCL and the rights, if any, of those directors who may be elected by the holders of any class or series of preferred stock of the Corporation as set forth in the instrument of designation of such preferred stock, the act by affirmative vote of a majority of the directors present at a meeting of the Board of Directors at which there is a quorum shall be an act of the Board of Directors.

Section 3.14 Minutes. The Secretary shall act as secretary of all meetings of the Board of Directors but in the absence of the secretary, the Chairman of the Board may appoint any other person present to act as secretary of the meeting. The secretary of the meeting shall keep the minutes thereof. Minutes of any regular or special meeting of the Board of Directors shall be prepared and distributed to each director.

Section 3.15 Board Action by Written Consent Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors, or such committee, consent thereto in writing or by electronic transmission, and the writing(s) or electronic transmission(s) reasonably describe the action taken and are filed with the minutes of proceedings of the Board of Directors.

Section 3.16 Committees.

(a) The Board of Directors may by resolution create one or more committees (and thereafter, by resolution, dissolve any such committee). Each such committee shall consist of one or more of the directors of the Corporation who serve at the pleasure of the Board of Directors. Committee members may be removed, with or without cause, at any time by resolution of the Board of Directors and may resign from a committee at any time upon written notice to the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(b) Any such committee, to the extent provided in these bylaws or in a resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, to the extent permitted under applicable law. Any duly authorized action and otherwise proper action of a committee of the Board of Directors shall be deemed an action of the Board of Directors for purposes of these bylaws unless the context of these bylaws shall expressly state otherwise.

(c) Each committee of the Board of Directors shall keep minutes of its meetings and shall report its proceedings to the Board of Directors when requested or required by the Board of Directors.

(d) Meetings and actions of each committee of the Board of Directors shall be governed by, and held and taken in accordance with, the provisions of Section 3.9, Section 3.10, Section 3.11, Section 3.12, Section 3.13 and Section 3.15 of these bylaws, with such changes in the context of those bylaws as are necessary to substitute such committee and its members for the Board of Directors and its directors and, if there shall be a chairman of such committee, such committee chairman for the Chairman of the Board; provided, however, that: (i) the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee; (ii) special meetings of committees may also be called by resolution of the Board of Directors; and (iii) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt other rules for the government of any committee not inconsistent with the provisions of these bylaws. Each committee of the Board of Directors may fix its own other rules of procedure not inconsistent with the provisions of these bylaws or the rules of such committee adopted by the Board of Directors and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee or as provided in these bylaws.

Section 3.17 Compensation. The Board of Directors, irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the Corporation as directors, officers, or otherwise, or may delegate such authority to an appropriate committee. Such compensation may be comprised of cash, property, stock, options to acquire stock, or such other assets, benefits or consideration as such directors shall deem, in the exercise of their sole discretion, to be reasonable and appropriate under the circumstances. The Board of Directors also shall have authority to provide for or delegate an authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers, and employees and to their families, dependents, estates, or beneficiaries on account of prior services rendered to the Corporation by such directors, officers, and employees.

Section 3.18 Corporate Governance. Without otherwise limiting the powers of the Board of Directors set forth in this Article III, if shares of capital stock of the Corporation are listed for trading on either the Nasdaq Stock Market (“NASDAQ”) or the New York Stock Exchange (“NYSE”), the Corporation shall comply with the corporate governance rules and requirements of the NASDAQ or the NYSE, as applicable.

ARTICLE IV

OFFICERS

Section 4.1 Officers. The officers of the Corporation shall be a Chief Executive Officer, a Chief Financial Officer, one or more Presidents (at the discretion of the Board of Directors), a Treasurer, and a Secretary. The Corporation may also have, at the discretion of the Board of Directors, one or more Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, a Controller, and any such other officers as may be appointed from time to time in accordance with the provisions of these bylaws. In addition, the Chairman of the Board shall exercise powers and perform such other duties as an officer of the Corporation as may be prescribed by the Board of Directors. Any number of offices may be held by the same person. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except as required by law. The officers of the Corporation need not be stockholders of the Corporation nor, other than the Chairman of the Board, directors of the Corporation.

Section 4.2 Election of Officers. The Board of Directors shall elect the officers of the Corporation, except such officers as may be elected in accordance with the provisions of Section 4.3 of these bylaws, and subject to the rights, if any, of an officer under any employment contract. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. A failure to elect officers shall not dissolve or otherwise affect the Corporation. Vacancies may be filled or new offices created and filled by the Board of Directors.

Section 4.3 Appointment of Subordinate Officers. The Board of Directors may appoint, or empower the Chief Executive Officer and/or one or more Presidents of the Corporation to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board of Directors may from time to time determine.

Section 4.4 Removal and Resignation.

(a) Notwithstanding the provisions of any employment agreement, any officer of the Corporation may be removed at any time (i) by the majority vote of the Whole Board, with or without cause, and (ii) by any other officer of the Corporation upon whom the Board of Directors has expressly conferred the authority to remove another officer, in such case on the terms and subject to the conditions upon which such authority was conferred upon such officer. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal from office, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan or as otherwise required by law.

(b) Any officer may resign at any time by giving written or electronic notice to the Corporation. Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

Section 4.5 Vacancies. Any vacancy occurring in any office because of death, resignation, retirement, disqualification, removal from office or otherwise may be filled as provided in Section 4.2 and/or Section 4.3 of these bylaws.

Section 4.6 Chief Executive Officer. Subject to the powers of the Board of Directors, the Chief Executive Officer shall be responsible for the general management of the business, affairs and property of the Corporation and control over its officers, agents and employees, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these bylaws.

Section 4.7 Chief Financial Officer. Subject to the powers of the Board of Directors, the Chief Financial Officer shall have the responsibility for the financial affairs of the Corporation and shall exercise supervisory responsibility for the performance of the duties of the Treasurer and the Controller, if any, of the Corporation. If there is no Controller, the Chief Financial Officer shall keep full and accurate account of receipts and disbursements in the books of the Corporation and render to the Board of Directors, the Chairman of the Board, or the President, whenever requested, an account of all his transactions as Chief Financial Officer and of the financial condition of the Corporation. The Chief Financial Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or these bylaws.

Section 4.8 President. The President(s) of the Corporation, subject to the powers of the Board of Directors and the Chief Executive Officer, shall act in general executive capacity, subject to the supervision and control of the Board of Directors. The President(s) shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or these bylaws.

Section 4.9 Vice President. The Vice President(s) shall have such powers and perform such duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President(s) or these bylaws.

Section 4.10 Treasurer. The Treasurer shall: (i) have the custody of the corporate funds and securities; (ii) keep full and accurate accounts of receipts and disbursements of the Corporation in books belonging to the Corporation; (iii) cause all monies and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks as may be authorized by the Board of Directors; and (iv) cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements. The Treasurer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer or these bylaws.

Section 4.11 Secretary. The Secretary shall attend all meetings of the Board of Directors and of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and, when appropriate, shall cause the corporate seal to be affixed to any instruments executed on behalf of the Corporation. The Secretary shall also perform all duties incident to the office of Secretary and such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President(s) or these bylaws.

Section 4.12 Assistant Treasurers. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and functions, exercise the powers and be subject to all of the restrictions of the Treasurer. The Assistant Treasurer(s) shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Treasurer or these bylaws.

Section 4.13 Assistant Secretaries. The Assistant Secretary, or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and functions, exercise the powers and be subject to all of the restrictions of the Secretary. The Assistant Secretary(ies) shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the Secretary or these bylaws.

Section 4.14 Controller. The Controller, if any, shall keep full and accurate account of receipts and disbursements in the books of the Corporation and render to the Board of Directors, the Chairman of the Board, the President or Chief Financial Officer, whenever requested, an account of all his transactions as Controller and of the financial condition of the Corporation. The Controller shall also perform all duties incident to the office of Controller and such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board, the Chief Financial Officer or these bylaws.

Section 4.15 Delegation of Duties. In the absence, disability or refusal of any officer of the Corporation to exercise and perform his or her duties, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V

STOCK

Section 5.1 Stock Certificates. The shares of capital stock of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may provide by resolution that shares of some or all of any or all classes or series of stock of the Corporation shall be uncertificated and shall not be represented by certificates. Any such resolution by the Board of Directors shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Certificates representing shares of capital stock of the Corporation shall be issued in such form as may be approved by the Board of Directors and shall be signed by two authorized officers of the Corporation. The name of the person or entity to whom the shares are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation.

Section 5.2 Electronic Signatures. Any and all of the signatures on a certificate representing shares of the Corporation may be electronic. In case any officer, transfer agent or registrar who has signed or whose electronic signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 5.3 Special Designations of Shares. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, (a) to the extent the shares are represented by certificates, the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise required by law (including, without limitation, Section 202 of the DGCL), in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights; and (b) to the extent the shares are uncertificated, within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send or cause to be sent to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to applicable provisions in the DGCL or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 5.4 Transfers of Stock.

(a) Shares of capital stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney or legal representative duly authorized in writing and, if the shares are represented by certificates, upon surrender to the Corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. For shares of the Corporation’s capital stock represented by certificates, it shall be the duty of the Corporation to issue a new certificate to the person or entity entitled thereto, cancel the old certificate or certificates and record the transaction on its books. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

(b) The Board of Directors shall have power and authority to make such other rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of capital stock of the Corporation.

(c) The Board of Directors shall have the authority to appoint one or more banks or trust companies organized under the laws of the United States or any state thereof to act as its transfer agent or agents or registrar or registrars, or both, in connection with the transfer or registration of any class or series of securities of the Corporation, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.

(d) The Corporation shall have the authority to enter into and perform any agreement with any number of stockholders of any one or more classes or series of capital stock of the Corporation to restrict the transfer of shares of capital stock of the Corporation of any one or more classes or series owned by such stockholders in any manner permitted by the DGCL.

Section 5.5 Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates representing one or more shares of capital stock of the Corporation or uncertificated shares to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person or entity claiming the certificate of stock to be lost, stolen or destroyed or may otherwise require production of such evidence of such loss, theft or destruction as the Board of Directors may in its discretion require. Without limiting the generality of the foregoing, when authorizing such issue of a new certificate or certificates or such uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s duly authorized attorney or legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 5.6 Dividend Record Date. In order that the Corporation may determine the stockholders of the Corporation entitled to receive payment of any dividend or other distribution or allotment of any rights, or the stockholders entitled to exercise any rights of change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall be determined in the manner set forth in Section 2.13 of these bylaws.

Section 5.7 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person or entity registered on its books as the owner of shares of capital stock of the Corporation to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner of such shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person or entity, whether or not it shall have express or other notice thereof, except as otherwise required by law.

ARTICLE VI

INDEMNIFICATION

The Corporation shall indemnify any Indemnitee (as defined in the Certificate of Incorporation) as set forth in the Certificate of Incorporation.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1 Reliance on Books and Records. Each director of the Corporation, each member of any committee of the Board of Directors and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or documents presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person or entity as to matters which such director or committee member reasonably believes are within such other person’s or entity’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 7.2 Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, may be declared by the Board of Directors from time to time at any regular or special meeting of the Board of Directors and may be paid in cash, in property or in shares of the capital stock, or in any combination thereof. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any other proper purpose. The Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 7.3 Corporate Funds; Checks, Drafts or Orders; Deposits. The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board of Directors. All checks, drafts or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer, officers, agent or agents of the Corporation, and in such manner, as shall be determined by resolution of the Board of Directors from time to time. All funds of the Corporation shall be deposited to the credit of the Corporation under such conditions and in such banks, trust companies or other depositories as the Board of Directors may designate or as may be designated by an officer or officers or agent or agents of the Corporation to whom such power may, from time to time, be determined by the Board of Directors.

Section 7.4 Execution of Contracts and Other Instruments. The Board of Directors, except as otherwise required by law, may authorize from time to time any officer or agent of the Corporation to enter into any contract or to execute and deliver any other instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. No officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for damages, whether monetary or otherwise, for any purpose or for any amount except as specifically authorized in these bylaws or by the Board of Directors or an officer or committee with the power to grant such authority.

Section 7.5 Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile or electronic signatures of any director or officer of the Corporation may be used whenever the signature of a director or officer of the Corporation shall be required, except as otherwise required by law or as directed by the Board of Directors from time to time.

Section 7.6 Fiscal Year. The fiscal year of the Corporation shall be fixed, and once fixed, may thereafter be changed from time to time, by the Board of Directors.

Section 7.7 Corporate Seal. The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7.8 Voting Securities Owned By the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents, and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President, Treasurer or Secretary, any Vice President, Assistant Treasurer or Assistant Secretary, or any other officer of the Corporation authorized to do so by the Board of Directors. Any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation or other entity in which the Corporation may own securities, and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have possessed and exercised if present.

Section 7.9 Section Headings. Section headings in these bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 7.10 Inconsistent Provisions. In the event that any provision of these bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL, or any other applicable law, the provision of these bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VIII

AMENDMENTS

Section 8.1 Amendments. Subject to the power of the stockholders of the Corporation to adopt, amend or repeal any of these bylaws, these bylaws may be amended, modified or repealed, and new bylaws may be adopted at any time by a majority of the Whole Board. Notwithstanding any other provision of these bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of preferred stock of the Corporation required by law, by the Certificate of Incorporation or by any instrument designating any class or series of preferred stock of the Corporation, the affirmative vote of the holders of a majority of the total voting power of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to alter, amend or repeal, or adopt any provision inconsistent with, the provisions of these bylaws.

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